Exhibit 10.26


                              CONSULTING AGREEMENT

This Consulting Agreement (the "Agreement") is entered into as of July 26, 2006 (the "Effective Date"), by and between Oncologix Corporation, a Nevada corporation having its principal place of business at 2850 Thornhills Ave., Suite C, Grand Rapids, Michigan 49546 ("the Company"), and Jeff Franco whose address is 6501 Autumn Wind Circle, Clarksville, MD 21029 ("Franco"). The parties have agreed as follows.


                                   1. RECITALS

1.1 The Company
For the purposes of this Agreement the term "the Company", shall, where the context indicates, include any present or future parent, subsidiary, or other affiliate of the Company to which the Company may assign its rights and duties under this Agreement.


1.2 Underlying Transaction
This Consulting Agreement has been executed and delivered pursuant to a certain Agreement of Merger and Plan of Reorganization (the "Merger Agreement") dated July 26, 2006 among the Company, JDA Medical Technologies, Inc., a Maryland corporation ("JDA"), BestNet Communications Corporation, a Nevada corporation ("BestNet"), Franco and certain other parties, pursuant to which JDA was merged into the Company, a wholly owned subsidiary of BestNet. Franco understands and acknowledges that his entry into this Agreement and his performance hereunder are material inducements to the Company and the other parties to enter into and to perform under the Merger Agreement. Simultaneously with the mutual execution and delivery of this Agreement, approximately thirty-two and forty-four hundredths percent (32.44%) of the outstanding capital stock of JDA is being acquired from Franco by the Company, and Franco is acquiring approximately four and eighteen hundredths percent (4.18%) of the outstanding capital stock of BestNet.


1.3 Franco's Relationship and Expertise.
Franco has been the Chief Executive Officer of JDA since its inception and desires to furnish the Company with the benefit of the knowledge, experience and contacts in the medical products industry expertise, particularly in relation to the Business that he acquired while acting as such, and the Company desires to make use of the same. In formulating the provisions of this Agreement, the parties have understood and recognized that the Company is engaged in the medical device business and that the market for any business of such nature is worldwide and not limited to any particular geographical area. The "Business" shall mean products and services in connection with Microarterial Brachytherapy or the use of radio-labeled microspheres in the treatment of soft tissue cancers.

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1.4  Franco's Prior Obligations; Reservations.

The Company acknowledges that Franco, prior to execution of this Agreement, has taken on employment, consulting, and other responsibilities to Genisent International, Inc., which provides medical device related products and services outside of the Business ("Genisent"). No obligation herein shall be interpreted to limit in any way the ability of Franco to carry out his current or future responsibilities to Genisent, as it currently exists or as it may exist in the future, resulting, for example, from a merger or acquisition of Genisent; provided however, that Franco shall not personally provide any services related to the Business to Genisent or its successor. This Agreement shall not restrict in any way Franco's ability to provide consulting or other services outside of the Business.


                              2. TERMS OF AGREEMENT

2.1 Engagement
The Company hereby engages Franco, pursuant to the provisions of this Agreement, as an independent contractor and not as an employee, to render diligent and expert advisory and consulting services in connection with the Business to the Company as the Company may from time to time reasonably request, for no more than thirty-two (32) hours each month (the "Services"), and Franco hereby accepts such engagement, for a period commencing on the Effective Date and ending on the second anniversary of the Effective Date (the "Term"). Franco agrees that he will not have any authority to bind or act on behalf of the Company. Franco shall at all times be an independent contractor hereunder, rather than an agent, co-venturer, employee or representative of the Company. Neither Franco nor his employees will be considered by reason of the provisions of this Agreement or otherwise as being employees of the Company or as being entitled to participate in any health insurance, medical, pension, bonus or similar employee benefit plans sponsored by the Company for its employees. Franco shall report all earnings under this Agreement in the manner appropriate to his status as an independent contractor and shall file all necessary reports and pay all taxes with respect to such payments. Subject to the provisions of
Section 1.4 herein, Franco may engage directly or indirectly in other businesses, ventures and engagements that are not competitive with the Business.

2.2 Compensation.
(a) In full payment for the Services contemplated under this Agreement, the Company shall pay Franco a fee of Six Thousand Two Hundred Fifty Dollars ($6,250) each month in consideration of his furnishing the Services to the Company and otherwise performing as required under this Agreement.

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(b) The Company will reimburse Franco for all reasonable out-of-pocket expenses incurred by him in connection with his performance under this Agreement with prior approval of the Company's Chief Executive Officer or his designee, upon completion of an expense report reasonably satisfactory to the Company.


2.3 Confidential Information.
(a) Agreement. Franco acknowledges that the information, observations and data obtained by him while engaged by the Company (including those obtained by him prior to the date of this Agreement with a duty not to disclose) concerning the Company that are not generally available to the public other than as a result of a breach of this Agreement by Franco, including without limitation, the identity and particular needs of any customer of the Company or any of its affiliates, the methods and techniques of any of the businesses of the Company or any of its affiliates, the marketing plans and objectives of the Company or any of its affiliates, the formula of any product of the Company or any of its affiliates) of the Company or any of its affiliates ("Confidential Information") are the property of the Company. During the Term and for a period of two (2) years thereafter, Franco agrees that neither he nor his employees, agents, affiliates or relatives will disclose to any unauthorized person, or use for his or their own account, any Confidential Information without the prior written consent of the Company, unless and to the extent that such matters (i) become generally known to and available for use by the public other than as a result of Franco's acts or omissions to act, (ii) are independently developed by Franco or his employees without use of the Confidential Information; or (iii) is obtained by Franco or his employees from a third party having a right to disclose such information. Notwithstanding the foregoing, if required pursuant to judicial or administrative subpoena or process or other legal obligation to disclose any Confidential Information, Franco may make such disclosure only to the extent required, in the opinion of counsel for Franco, to comply with such subpoena, process or other obligation. Franco shall, as promptly as possible and in any event prior to the making of such disclosure, notify the Company of any such subpoena, process or obligation and shall cooperate with the Company in seeking a protective order or other means of protecting the confidentiality of the Confidential Information.

(b) Specific Performance. The parties hereto agree that money damages would be an inadequate remedy for any breach of any of the provisions of this Section 2.3 of this Agreement. If Franco, or his employees, agents or relatives breach or threaten to breach any provision of such section, the Company or its successors or assigns may, in addition to together available rights and remedies, apply to any court for injunctive relief to enforce, or prevent any violation of, any of the provisions of such sections (without posting a bond or other security).


2.4 Company Ownership of Intellectual Property.
Franco agrees that all processes, discoveries, formulas, improvements, technologies, designs and inventions ("Inventions"), including new contributions, improvements, ideas and discoveries, whether patentable or not,

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(i) within the scope of the Business as conducted from time to time during the period of Franco's engagement hereunder and (ii) within the scope of the Business during his employment as an officer of JDA prior to such engagement, conceived, developed, invented or made solely by Franco, or jointly with others, whether on the Company's premises or through the use of its facilities or not, shall belong to the Company or its affiliates; provided however, that this provision shall specifically exclude any Inventions in connection with the employment, consulting or other obligations of Franco under Section 1.4 herein. Franco shall further: (a) promptly disclose such Inventions to the Company; (b) assign to the Company, without additional compensation, all patent and other rights to such Inventions, whether patentable or unpatentable, including all substitute, continuation-in-part and reissue applications, patents of addition and confirmation relative thereto, for the United States of America and foreign countries; (c) sign all papers to carry out the foregoing as reasonably requested by the Company; and (d) give testimony in support of inventorship as reasonably requested by the Company, at the sole cost and expenses of the Company. Franco agrees not to assert any rights to any Invention as having been made or acquired prior to the date of this Agreement, except for Inventions, if any, disclosed to the Company in writing prior to the date hereof.


2.5 Covenant Not to Compete.
Subject to the provisions of Section 1.4 herein, Franco agrees that during the engagement hereunder and for two (2) years from the termination of his engagement hereunder by with the Company or any of its affiliates (the "Non-Competition Term"), he will not, either individually or in a partnership, or in conjunction with any person or persons, firms, association, syndicate, corporation or other entity or venture, as principal, partner, shareholder, director, officer, consultant, employee, agent or in any manner whatsoever, either directly or indirectly,

   (a) provide, on behalf of a competitor of the Company or of any of its affiliates, products or services that compete with the Business to any customer or client, or prospective customer or client, of the Company or any of its affiliates; or

   (b) engage in or become interested in or advise any business, person, firm, association, syndicate, corporation or other entity or venture engaged throughout the world, in any business similar to the Business; provided that beneficial ownership of less than five percent (5%) of the capital stock of such venture, with no participation in its management, shall not be considered to be a violation of this provision.


2.6 Non-Solicitation.
Franco shall not, while engaged by the Company and thereafter for a period of two (2) years, directly or indirectly, induce, advise, recommend to, or participate in any effort to induce, any officer of the Company or any of its affiliates to leave the employ of the Company. Furthermore, Franco shall deliver promptly to the Company upon termination of his engagement, or at any time the Company may so reasonably request, all memoranda, notes, records, reports, manuals, drawings, blueprints, formulas, and other documents (and all copies thereof) relating to the Business and all property associated therewith, then possessed or under the control of Franco.

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2.7 Remedies for Breach.
Franco acknowledges that the legal remedies for breach of the covenants contained in this Article 2 are inadequate, and therefore agrees that, in addition to any or all other remedies available to the Company and its affiliates in the event of a breach or a threatened breach of any covenant contained therein, the Company of any of its affiliates may:

   (a) obtain preliminary and permanent injunctions against any and all such actions, and

   (b) seek to recover from Franco monetary damages to the Company or its affiliates arising from such breach or threatened breach and all costs and expenses (including reasonable attorneys' fees) incurred by the Company or any of its affiliates in enforcement of such covenants.


                          3. GENERAL AND MISCELLANNEOUS

3.1 Severability.
Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.


3.2 Survival.
Sections 2.3, 2.4, 2.5, 2.6 and 2.7 shall survive and continue in full force and effect in accordance with its terms notwithstanding any termination of this Agreement.


3.3 Entire Agreement.
This Agreement and those documents expressly referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. This Agreement may be amended or waived only with the prior written consent of the Company and Franco.


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3.4 Assignment.
Franco may not assign this Agreement. The Company may not assign this Agreement without the prior written consent of Franco except to an affiliate of the Company or in connection with a transfer of all or substantially all of the assets of the Company in which case, the provisions of this Agreement shall be binding upon and inure to the benefit of the corporation or entity to which such assets shall be transferred.


3.5 Counterparts.
This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.


3.6 Headings.
The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or of any term hereof.


3.7 Governing Law.
This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona, without regard to principles of conflict of laws. The parties agree to submit to the exclusive jurisdiction and venue of the state and/or federal courts of the State of Arizona.


3.8 Disputes.
Any dispute, disagreement, claim or controversy arising out of or relating to this Agreement, any document or instrument delivered pursuant to, in connection with, or simultaneously with this Agreement, or any breach of this Agreement ("Dispute") shall be subject to the negotiation, mediation and arbitration provisions contained herein. Each party to a Dispute shall make every reasonable effort to meet in person and confer for the purpose of resolving the Dispute by good faith negotiation before resorting to any legal proceedings or any other dispute resolution procedure. If the Dispute cannot be settled through negotiation, the parties shall make every reasonable effort to settle the Dispute by mediation by a single mediator qualified to consider the matter in dispute before resorting to any legal proceedings or any other dispute resolution procedure. If a Dispute cannot be settled through mediation, the Dispute shall be finally settled by arbitration to be held in Phoenix, Arizona, under the Rules of Commercial Arbitration of the American Arbitration Association by a panel of three (3) arbitrators qualified to consider the matter in dispute. The arbitrators may grant injunctions or other relief in such

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dispute or controversy. The decision of a majority of the arbitrators shall be final, conclusive and binding upon the parties to the arbitration; and any party shall be entitled to cause judgment on the decision or award of the arbitrators to be entered in any court of competent jurisdiction. Any party may initiate a mediation or an arbitration by providing written notice of the mediation or arbitration, as the case may be (the "Dispute Notice"), to the other parties, which Dispute Notice shall state the name of initiating party, briefly state the matter to be mediated or arbitrated, and, if applicable, name a person whom such party has nominated to act as mediator. If, within thirty (30) days after the date of the Dispute Notice, the parties have not agreed among themselves as to the identity of the mediator, then any party may immediately refer this matter for resolution by the American Arbitration Association. The parties shall each pay their pro rata share (according to the number of parties involved in the Dispute) of the costs, deposits and expenses of the mediator. The party initiating the arbitration shall pay the costs, deposits and expenses of such arbitration and the prevailing party shall be awarded its attorneys' fees and expenses in addition to all other relief awarded by the arbitrators, provided that if the arbitrators determine that a party has initiated an arbitration without a reasonable basis for doing so, then the arbitrators shall assess against that party all costs relating to the arbitration, including the attorneys' fees and expenses of the other parties.


3.9 Notices.
All notices, requests, consents and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if sent by private overnight mail service (delivery confirmed by such service), registered or certified mail (return receipt requested and received), or delivered personally, in each case to the following addresses, or such other address as either party may from time to time specify by notice given to the other party in the manner specified herein. Any notice to be given by the Company hereunder to Franco shall be in proper form if signed by an officer or director of the Company giving notice. Any such notices shall be deemed to be given on the date delivered in the manner provided above (including the receipt of confirmation as provided above). Until one party shall advise the other in writing to the contrary, notices shall be deemed delivered:

   (a) to the Company, if delivered to a director or the highest-ranking officer of the Company, or, if mailed, certified or registered mail, postage prepaid to: the Company at its principal place of business at 2850 Thornhills Ave., Suite C, Grand Rapids, Michigan 49546, with a copy to Stephen T. Meadow, Esq., Firetag, Stoss & Dowdell, P.C., 1747 East Morten, Suite 107, Phoenix. Arizona. 8020

   (b) To Franco, if delivered to the address set forth at the head of this Agreement, with a copy to Bruce H. Jurist, Esq., Hodes, Ulman, Pessin & Katz, P.A., 901 Dulaney Valley Road, Suite 400, Towson, Maryland 21204.


                            [signature page follows]






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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.



Oncologix Corporation


By: _______________________

Its: ______________________



---------------------------
Jeff Franco
















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